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Exhibit 10.4

BRESLER & REINER, INC.

2006 STOCK APPRECIATION RIGHTS INCENTIVE PLAN

ARTICLE I

PURPOSE

        The purposes of this Bresler & Reiner, Inc. 2006 Stock Appreciation Rights Incentive Plan (the "Plan") are (a) to enhance the Company's ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

ARTICLE II

DEFINITIONS

        For purposes of this Plan, the following terms shall have the following meanings:

        2.1   "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

        2.2   "Award" shall mean any award under this Plan of any Stock Appreciation Right. All Awards shall be confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant (an "Award Agreement").

        2.3   "Base Value" shall mean the Fair Market Value of a share of Common Stock as of the date of grant of a Stock Appreciation Right, as set forth in the Award Agreement.

        2.4   "Board" shall mean the Board of Directors of the Company.

        2.5   "Cause" shall mean, with respect to a Participant's Termination of Employment or engagement, unless otherwise determined by the Committee at grant, or, if no rights of the Participant are reduced, thereafter: (i) in the case where there is no employment agreement or service agreement in effect between the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define "cause" (or words of like import)), termination due to a Participant's dishonesty, fraud, insubordination, willful misconduct, or refusal to perform services (for any reason other than illness or incapacity; or (ii) in the case where there is an employment agreement or service agreement in effect between the Company and the Participant at the time of the grant of the Award that defines "cause" (or words of like import), as defined under such agreement.

        2.6   "Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury regulation thereunder.

        2.7   "Committee" shall mean the Compensation Committee of the Board, which shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

        2.8   "Common Stock" shall mean the Company's common stock, par value $0.001 per share.

        2.9   "Company" shall mean Bresler & Reiner, Inc., a Delaware corporation.

        2.10 "Disability" shall mean total and permanent disability, as defined in Section 22(e)(3) of the Code.

        2.11 "Distributable Amount" shall mean, as of the date of exercise of a Stock Appreciation Right, an amount in cash per share equal to the excess of the Fair Market Value as of the date of exercise over the Base Value.

        2.12 "Eligible Employees" shall mean the employees of the Company and Affiliated Companies who are eligible pursuant to Article V to be granted Awards under this Plan.

        2.13 "Fair Market Value" for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any given date, the value of one share of Common Stock, determined as follows:

          (a)   If the Common Stock is then listed or admitted to trading on the Nasdaq National Market System or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the Nasdaq National Market System or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted or no sale takes place on such day, then the Fair Market Value shall be the average of the closing sale prices of the Common Stock on the Nasdaq National Market system or such exchange for the thirty trading days prior to the date of valuation.

          (b)   If the Common Stock is not then listed or admitted to trading on the Nasdaq National Market System or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid prices of the Common Stock in the over-the-counter market for the thirty trading days prior to the date of valuation.

          (c)   If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Committee in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties

        2.14 "Participant" shall mean an Eligible Employee or Service Provider to whom an Award has been made pursuant to this Plan.

        2.15 "Retirement" with respect to a Participant's Termination of Employment shall mean a Termination of Employment without Cause from the Company by a Participant who has attained (i) at least age sixty-five (65); or (ii) such earlier date after age fifty-five (55) as may be approved by the Committee with regard to such Participant.

        2.16 "Section 162(m) of the Code" shall mean Section 162(m) of the Code and any Treasury regulations thereunder.

        2.17 "Section 162(m) Participant" shall mean the Participant whose compensation for a fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code, as determined by the Committee in its sole discretion.

        2.18 "Stock Appreciation Right" shall mean the right pursuant to an Award granted under Article VI, to receive an amount in cash equal to the Distributable Amount.

        2.19 "Service Provider" means a consultant or other person who provides services to the Company or an Affiliated Company who the Committee authorizes to become a Participant in the Plan.

        2.20 "Subsidiary" shall mean any corporation that is defined as a subsidiary corporation in Section 424(f) of the Code.

        2.21 "Termination of Employment," except as provided in the next sentence, shall mean a termination of employment or service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant as an employee of or Service Provider to the Company or an Affiliated Company; or (ii) when an entity which is employing or retaining a Participant ceases to be an Affiliated Company, unless the Participant thereupon becomes employed by the Company or another Affiliated Company. The Committee may otherwise define Termination of Employment in the Award or, if no rights of the Participant are reduced, may otherwise define Termination of Employment thereafter, including, but not limited to, defining Termination of Employment with regard to entities controlling, under common control with or controlled by the Company rather than just the Company and its Affiliated Companies.

        2.22 "Transfer" or "Transferred" shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

ARTICLE III

ADMINISTRATION

        3.1   ADMINISTRATION. The Plan shall be administered and interpreted by the Committee. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

        3.2   AWARDS. The Committee shall have full authority to grant Stock Appreciation Rights pursuant to the terms of this Plan:

          (a)   to select the Eligible Employees and/or Service Providers to whom Stock Appreciation Rights may from time to time be granted hereunder;

          (b)   to determine whether and to what extent Stock Appreciation Rights are to be granted hereunder to one or more Eligible Employees and/or Service Providers;

          (c)   to determine, in accordance with the terms of this Plan, the number of shares of Common Stock to be covered by each Award to a Participant hereunder;

          (d)   to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder to a Participant;

          (e)   to modify, extend or renew an Award, subject to Article VIII hereof; and

          (f)    to grant Awards under the Plan as a conversion from, and replacement of, comparable rights held by employees of another entity who become Eligible Employees of a Affiliated Company as the result of a merger or consolidation of the employing entity with a Affiliated Company, or as the result of the acquisition by the Company or a Affiliated Company of property or stock of the employing corporation. The Company may direct that replacement Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

        3.3   AWARD AGREEMENT. Each Stock Appreciation Right shall be evidenced by a written Award Agreement, which shall be executed by the Participant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

        3.4   GUIDELINES. Subject to Article VIII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to the taxes of, countries other than the United States to comply with applicable tax and securities laws.

        3.5   DECISIONS FINAL. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns. The Committee shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before it.

        3.6   RELIANCE ON COUNSEL. The Company or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

        3.7   PROCEDURES. The Board may designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all Board members in accordance with the By-Laws of the Company shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

        3.8   DESIGNATION OF CONSULTANTS—LIABILITY.

          (a)   The Board may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

          (b)   The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to paragraph above shall not be liable for any action or determination made in good faith with respect to the Plan.

          (c)   To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each employee of the Company and member or former member of the Board or of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or Affiliated Company. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

ARTICLE IV

SHARE AND OTHER LIMITATIONS

        4.1   SHARES.

          (a)   The aggregate number of shares of Common Stock which may be used for reference purposes under this Plan or with respect to which other Awards may be granted shall not exceed 280,000 shares (subject to any increase or decrease pursuant to Section 4.2).

          (b)   If any Stock Appreciation Right granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Stock Appreciation Right shall again be available for the purposes of Awards under the Plan.

          (c)   In the event Awards are granted to employees pursuant to Section 3.2(g), the aggregate number of shares of Common Stock available under the Plan for Awards shall be increased by the number of shares of Common Stock which may be used for reference with respect to those Awards granted pursuant to Section 3.2(g).

        4.2   CHANGES.

          (a)   The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or its Affiliated Companies, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or its Affiliated Companies, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

          (b)   In the event of any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, sale or transfer of all or part of its assets or business, reclassification of its capital stock, or any similar change affecting the Company's capital structure or business and the Board determines an adjustment is appropriate under the Plan, then the aggregate number and kind of shares which thereafter may be used for reference under this Plan and the initial Fair Market Value thereof shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Board shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

          (c)   In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the

  Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all of the Company's assets (all of the foregoing being referred to as "Acquisition Events"), then the Board may, in its sole discretion, terminate all outstanding Stock Appreciation Rights, effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Stock Appreciation Rights that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

          (d)   If an Acquisition Event occurs, to the extent the Board does not terminate the outstanding Stock Appreciation Rights pursuant to Section 4.2(c), then the provisions of Section 4.2(b) shall apply.

          (e)   With respect to Stock Appreciation Rights which are granted to Section 162(m) Participants, no adjustment or action described in this Section 4.2 or in any other provision of this Plan shall be authorized to the extent that such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee (or the Board, in the case of Stock Appreciation Rights granted to Independent Directors) determines that the Stock Appreciation Right is not to comply with such exemptive conditions.

ARTICLE V

ELIGIBILITY

        The employees of the Company and of each Affiliated Company, regardless of title, as determined by the Board, and Service Providers, shall be eligible to be granted Stock Appreciation Rights under this Plan.

ARTICLE VI

STOCK APPRECIATION RIGHTS

        6.1   TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including Article X and the following:

          (a)   The term of each Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than ten (10) years after the date the Stock Appreciation Right is granted.

          (b)   Stock Appreciation Rights shall be exercisable immediately upon grant; provided, that if at the time of exercise the Awardee is a Section 162(m) Participant, then the SAR may not be exercised for a number of shares of Common Stock that would yield a Distributable Amount that, when added to other compensation paid by the Company to the Awardee in the same fiscal year would exceed the limit on deductible compensation under Section 162(m) of the Code.

          (c)   Stock Appreciation Rights may be exercised in whole or in part at any time during the term, by giving written notice of exercise to the Company specifying the number of Stock Appreciation Rights to be exercised.

          (d)   Upon the exercise of a Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, an amount in cash equal to the Distributable Amount per share of Common Stock.

        6.2   LIMITED STOCK APPRECIATION RIGHTS. The Committee may, in its sole discretion, grant Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of such event as the Board may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award Agreement, the Participant shall receive in cash an amount equal to the amount set forth in Section 6.1(d).

        6.3   TERMINATION OF EMPLOYMENT. The following rules apply with regard to Stock Appreciation Rights upon the Termination of Employment of a Participant:

          (a)   If a Participant's Termination of Employment is by reason of death, any Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at grant or if no rights of the Participant's estate are reduced, thereafter, may be exercised, to the extent exercisable at the Participant's death, by the legal representative of the estate, at any time within a period of one (1) year from the date of such death or until the expiration of the stated term of such Stock Appreciation Right, whichever period is the shorter.

          (b)   If a Participant's Termination of Employment is by reason of Disability, any Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at the Participant's termination, by the Participant (or the legal representative of the Participant's estate if the Participant dies after termination) at any time within a period of one (1) year from the date of such termination or until the expiration of the stated term of such Stock Appreciation Right, whichever period is the shorter.

          (c)   If a Participant's Termination of Employment is by reason of Retirement, any Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, shall be fully vested and may thereafter be exercised by the Participant at any time prior to the expiration of the stated term of such right.

          (d)   If a Participant's Termination of Employment is by involuntary termination without Cause, any Stock Appreciation Right held by such participant, unless otherwise determined by the Committee at grant or if no rights of the participant are reduced, thereafter, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of ninety (90) days from the date of such termination or until the expiration of the stated term of such right, whichever period is shorter.

          (e)   Unless otherwise determined by the Committee at grant, or, if no rights of the Participant are reduced thereafter, if a Participant's Termination of Employment is for any reason other than death, Disability, Retirement or involuntary termination without Cause, any Stock Appreciation Right held by such Participant shall thereupon terminate or expire as of the date of termination, provided, that (unless the Committee determines a different period upon grant, or, if no rights of the Participant are reduced, thereafter) in the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for Termination of Employment by the Company for Cause (without regard to any notice or cure period requirement), any Stock Appreciation Right held by the Participant at the time of the occurrence of the event which would be grounds for Termination of Employment by the Company for Cause shall be deemed to have terminated and expired upon occurrence of the event which would be grounds for Termination of Employment by the Company for Cause.

ARTICLE VII

NON-TRANSFERABILITY

        Except as provided in the last sentence of this Article VII, no Stock Appreciation Right granted to an Employee shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution. All Stock Appreciation Rights granted to a Participant shall be exercisable, during the Participant's lifetime, only by the Participant. No Award shall, except as otherwise specifically provided by law or herein, be Transferable in any manner, and any attempt to Transfer any such Award shall be void, and no such Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person.

ARTICLE VIII

TERMINATION OR AMENDMENT OF THE PLAN

        8.1   TERMINATION OR AMENDMENT.

          (a)   Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant.

          (b)   The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Board or the Committee shall impair the rights of any holder without the holder's consent.

ARTICLE IX

UNFUNDED PLAN

        This Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE X

GENERAL PROVISIONS

        10.1 OTHER PLANS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        10.2 NO RIGHT TO EMPLOYMENT. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee or Service Provider any right with respect to continuance of employment or engagement by any Affiliated Company, nor shall there be a limitation in any way on the right of any Affiliated Company by which an employee is employed or a Service Provider is engaged to terminate his or her employment or engagement at any time.

        10.3 WITHHOLDING OF TAXES. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon making an election under Code Section 83(b), a Participant shall pay all required withholding to the Company.

        10.4 GOVERNING LAW. This Plan shall be governed and construed in accordance with the laws of the state of incorporation of the Company (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

        10.5 CONSTRUCTION. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. To the extent applicable, the Plan shall be limited, construed and interpreted in a manner so as to comply with the applicable requirements of Section 162(m) of the Code.

        10.6 OTHER BENEFITS. No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Affiliated Company nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

        10.7 COSTS. The Company shall bear all expenses incurred in administering this Plan.

        10.8 NO RIGHT TO SAME BENEFITS. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

        10.9 DEATH. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant's death and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity and permissibility of the transfer of an Award. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

        10.10 SEVERABILITY OF PROVISIONS. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

        10.11 HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XI

TERM OF PLAN

        No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date.

ARTICLE XII

NAME OF PLAN

        This Plan shall be known as the Bresler & Reiner, Inc. 2006 Stock Appreciation Rights Incentive Plan.

ARTICLE XIII

NOTICES

        Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by certified mail, delivered by a national overnight delivery company or by hand, if to the Company, to its principal place of business and addressed to the attention of the Chief Executive Officer or the Chief Operating Officer, and if to the holder of a Stock Appreciation Right, to the address as appearing on the records of the Company.

        Executed as of January 25, 2006.

BRESLER & REINER, INC.
/s/ Sidney M. Bresler By: Sidney M. Bresler, Chief Executive Officer

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ARTICLE I PURPOSE
ARTICLE II DEFINITIONS
ARTICLE III ADMINISTRATION
ARTICLE IV SHARE AND OTHER LIMITATIONS
ARTICLE V ELIGIBILITY
ARTICLE VI STOCK APPRECIATION RIGHTS
ARTICLE VII NON-TRANSFERABILITY
ARTICLE VIII TERMINATION OR AMENDMENT OF THE PLAN
ARTICLE IX UNFUNDED PLAN
ARTICLE X GENERAL PROVISIONS
ARTICLE XI TERM OF PLAN
ARTICLE XII NAME OF PLAN
ARTICLE XIII NOTICES